SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 24, 2011


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


             Colorado                      None                20-2835920
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(State or other jurisdiction      (Commission File No.)    (IRS Employer
  of incorporation)                                        Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073
                                                           --------------

                                       N/A
                     --------------------------------------
          (Former name or former address if changed since last report)

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Item 1.01 Entry into a Material Definitive Agreement

     See Item 2.01 of this report.


Item 2.01 Completion of Acquisition or Disposition of Assets

     On May 24, 2011 the Company acquired the following oil and gas properties from Petroleum Exploration and Management, LLC (`PEM"), a company owned equally by Ed Holloway and William E. Scaff, Jr., two of the Company's officers and directors:

     o    87 producing oil and gas wells;

     o    one shut-in well; and

     o    oil and gas leases covering approximately 6,968 gross acres.

     PEM's working interest in the wells ranges between 3% and 100%. PEM's net revenue interest in the wells ranges between 2.44% and 80%.

     The acquisition was approved by:

     o    a majority of the Company's disinterested directors, and

     o the vote of the Company's shareholders owning a majority of the shares in attendance at a special meeting of the Company's shareholders held on May 23, 2011, with Mr. Holloway and Mr. Scaff not voting.

     In consideration for the oil and gas properties the Company paid PEM $10,000,000 in cash and issued PEM 1,381,818 shares of the Company's restricted common stock and a promissory note in the principal amount of $5,200,000. The note pays interest annually at 5.25%, is due on January 2, 2012, and is secured by the assets acquired from PEM. The Company did not assume any of PEM's liabilities.

     All of the properties acquired from PEM are located in the Denver-Julesburg Basin.

Item 9.01 Financial Statements and Exhibits

     The financial statements required by subpart (a) and (b) of this Item 9.01 will be filed by amendment.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2011


                                    SYNERGY RESOURCES CORPORATION


                                    By: /s/ Ed Holloway
                                        -------------------------------------
                                        Ed Holloway, President

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